

Mohan Ananda • 2nd

CEO Stamps.com • Chairman & CEO In...

2h •

+ Follow

Zoomcar, an operator of an online car-rental platform, agreed to go public via a SPAC merger with Innovative Innovative International Acquisition Corp. (NASDAQ: IOAC) in a $456m deal.

"Zoomcar's car sharing marketplace is positioned to cut across emerging markets, and we expect to target future expansion opportunities in markets which include SE Asia, Latin America, MENA, and Sub-Saharan Africa. We see a vast addressable market, totaling approximately $90bn annually by 2025, due to current average private car ownership levels of less than 10% across, combined with an underutilized vehicle base of nearly 200m cars in our core markets," Greg Moran, Zoomcar Founder & CEO.

Zoomcar (led by Greg Moran and Surabi Shetty) is advised by Cohen & Company, Ellenoff Grossman & Schole LLP, Morris, Nichols, Arsht & Tunnell LLP and ICR (led by Michael G. Bowen). Cohen & Company is advised by DLA Piper. Innovative International Acquisition (led by Mohan Ananda) is advised by Lincoln International and McDermott Will & Emery.



MergerLinks

app.mergerlinks.com